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                                                                 EXHIBIT - 11.01

STATEMENT REGARDING COMPUTATION OF NET (LOSS) INCOME PER SHARE

                         FIREARMS TRAINING SYSTEMS, INC.
       STATEMENT REGARDING COMPUTATION OF (LOSS) EARNINGS PER COMMON SHARE
                                 (In thousands)


                                                BASIC (LOSS)EARNINGS                DILUTED (LOSS) EARNINGS
                                                    PER SHARE(1)                          PER SHARE(1)
                                                 THREE MONTHS ENDED                   TWELVE MONTHS ENDED
                                                      MARCH 31,                             MARCH 31,
                                             ---------------------------           ---------------------------
                                               2000               1999               2000               1999
                                             --------           --------           --------           --------

Weighted average common and common
  shares outstanding                           20,760             20,686             20,760             20,686

Shares issued upon assumed exercise
  of outstanding options                           --                 --                 --                 --
                                             --------           --------           --------           --------
Weighted average common and common
  equivalent shares outstanding                20,760             20,686             20,760             20,686
                                             ========           ========           ========           ========

Net (loss) / income                          $(18,902)          $ (3,107)          $(18,902)          $ (3,107)
                                             ========           ========           ========           ========

(Loss) Earnings per share                    $  (0.91)          $  (0.15)          $  (0.91)          $  (0.15)
                                             ========           ========           ========           ========

-------------------

(1) Shares reflect a 100,000-for-one stock split in July 1996 in connection with the recapitalization and a split of 1.66-for-one in October 1996.


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